Exhibit 23.1
CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
The Board of Directors
Husky Energy Inc.
      We consent to the use of our report dated January 17, 2005 included in this annual report on Form 40-F to be filed with United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.
      We also consent to the incorporation by reference of our report in the Registration Statement of Husky Energy Inc. on Form F-9 (No. 333-117972).

/s/ KPMG LLP

Chartered Accountants
Calgary, Canada
January 17, 2005

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